UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2019

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (855) 884-0575
_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑
_________________________________________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On July 1, 2019, the Board of Directors (the “Board”) of Pioneer Energy Services Corp. (the “Company”) appointed Tamara Morytko to the Board, effective immediately. Ms. Morytko is being appointed to the Board to fill the vacancy created by the increase in the size of the Board, as discussed in Item 5.03 below. Ms. Morytko was appointed as a Class III director, with an initial term expiring at the Company’s 2020 Annual Meeting of Shareholders or until her successor is duly elected and qualified. Ms. Morytko has been determined to be an independent director under the listing standards of the New York Stock Exchange.
Effective on July 1, 2019, Ms. Morytko also serves on the audit committee, compensation committee and nominating and corporate governance committee of the Board.
Ms. Morytko, age 48, serves as the Chief Operating Officer and Senior Vice President of Administration of Norsk Titanium (“Norsk”) since February 2018. Norsk is a 3D-material printing company disrupting the materials manufacturing sector though the digitization of certified forging quality alloys. Prior to Norsk, Ms. Morytko held various executive leadership roles at Baker Hughes Incorporated (“Baker Hughes”) from 2010 to 2017. At Baker Hughes, Ms. Morytko had full profit and loss responsibility for Baker Hughes’ Asia Pacific Operations spanning China, Southeast Asia, Indonesia and Australasia from 2016 to 2017 as well as North America Operations - South earlier in her tenure. Prior to those roles, Ms. Morytko held various other senior leadership roles at Baker Hughes as well as Pratt & Whitney, a United Technologies Company. Ms. Morytko began her career as an auditor with Arthur Andersen. Ms. Morytko earned a Bachelor of Science Degree in Accounting and a Master of Business Administration Degree from Purdue University. Through her corporate affiliations, Ms. Morytko has also completed the Darden School of Management Executive Leadership Program and the Duke University Executive Leadership Program.
Ms. Morytko received an annual retainer in accordance with the Company’s standard compensation policies and practices for its nonemployee directors (pro-rated based on her start date), which is described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2019. Additionally, Ms. Morytko received a restricted stock award for 81,012 shares of the Company’s common stock, which fully vests on July 1, 2020. Ms. Morytko will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its other directors.
There was no arrangement or understanding between Ms. Morytko and any other person pursuant to which Ms. Morytko was appointed to the Board. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Morytko, or any member of her immediate family, had, or will have, a direct or indirect material interest.
Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
(a)    On July 1, 2019, in connection with the foregoing events, the Board amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to revise Section 1 of Article III of the Bylaws to increase the number of directors constituting the entire Board from five to six directors.
A copy of the Bylaws, as amended and restated, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

3.1     Amended and Restated Bylaws of Pioneer Energy Services Corp.
99.1     Press release issued by Pioneer Energy Services Corp. on July 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: July 2, 2019

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
3.1	Amended and Restated Bylaws of Pioneer Energy Services Corp.
99.1	Press release issued by Pioneer Energy Services Corp. on July 2, 2019